UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2009

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

Room 905, 9/F, Two Chinachem Exchange Square, 338 King’s Road, North Point, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2009, we entered into a Subscription Agreement whereby we agreed to sell one convertible debenture to one investor for gross proceeds of $16,000. The convertible debenture that we agreed to sell has a face amount of $16,000, a three year term, earns interest at a rate of 1% per annum and is convertible, at the option of the holder upon not less than 61 days prior notice, into shares of our common stock at a price of $0.10 per share.

Item 3.02	Unregistered Sales of Equity Securities.

On July 28, 2009, we issued 1,124,438 shares of our common stock to the holder of a convertible debenture dated March 3, 2008 pursuant to the conversion of a portion of the principal balance of that convertible debenture at a

2

conversion price of $0.0666 per share. After adjustment for this conversion, the convertible debenture, which had an original face amount of $400,000, has a remaining principal balance outstanding of $325,000. The holder of the convertible debenture is not a U.S. person, this transaction did not occur in the United States and in issuing these shares of our common stock we relied on the registration exemption provided by Regulation S, promulgated under the Securities Act of 1933, as amended.

On July 28, 2009, we issued 1,125,001 shares of our common stock to the holder of a convertible debenture dated December 29, 2008 pursuant to the conversion of a portion of the principal balance of that convertible debenture at a conversion price of $0.0666 per share. After adjustment for this conversion, the convertible debenture, which had an original face amount of $150,000, has a remaining principal balance outstanding of $75,000. The holder of this convertible debenture is not a U.S. person, this transaction did not occur in the United States and in issuing these shares of our common stock we relied on the registration exemption provided by Regulation S, promulgated under the Securities Act of 1933, as amended.

On July 29, 2009, we issued 1,250,000 shares of our common stock to the holder of a convertible debenture dated December 27, 2007 pursuant to the conversion of a portion of the principal balance of that convertible debenture at a conversion price of $0.0666 per share. After adjustment for this conversion, the convertible debenture, which had an original face amount of $300,000, has a remaining principal balance outstanding of $175,000. The holder of this convertible debenture is not a U.S. person, this transaction did not occur in the United States and in issuing these shares of our common stock we relied on the registration exemption provided by Regulation S, promulgated under the Securities Act of 1933, as amended.

On July 31, 2009, we sold one convertible debenture to one investor for gross proceeds of $16,000. This convertible debenture has a face amount of $15,000, a three year term, earns interest at a rate of 1% per annum and is convertible, at the option of the holder upon not less than 61 days prior notice, into shares of our common stock at a price of ten cents per share. The investor is not a U.S. person, this transaction did not occur in the United States and in issuing these shares of our common stock we relied on the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation S, promulgated under.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: August 4, 2009

CW2755071.1